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                                                                  Exhibit (j)(l)

[GOODWIN PROCTER LOGO]                  Philip H. Newman     Goodwin Procter LLP
                                        617.570.1558         Counsellors at Law
                                        pnewman@             Exchange Place
                                        goodwinprocter.com   Boston, MA 02109
                                                             T: 617.570.1000
                                                             F: 617.523.1231

July 28, 2006

ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona  85258

Re: ING Series Fund, Inc.
    Post-Effective Amendment No. 90 to Registration Statement on Form N-1A File Nos. 33-41694; 811-6352

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 90 to the Registration Statement on Form N-1A of ING Series Fund, Inc. (the "Registrant"), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Registration Statement"), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,


/S/ GOODWIN PROCTER
GOODWIN PROCTER LLP